UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2015 (October 1, 2015)

Date of Report (Date of earliest event reported)

ZERO GRAVITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55345	46-1779352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 NW Spanish River Boulevard Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 416-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report on Form 8-K, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, Zero Gravity Solutions, Inc.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On October 1, 2015, at a Special Meeting of the Board of Directors (the “Board”) of Zero Gravity Solutions, Inc. (the “Company”), the Board voted to amend and restate the Company’s By-Laws, effective immediately, to:

(1)	revise the first sentence of Section 2.01 to replace the word “October” with the word “December”;

(2)	revise Section 2.08 to change the voting standard for the election of the Company’s directors from a plurality to a majority voting standard; and

(3)	revise Section 3.15 to conform with Nevada law to provide that any director may be removed at a special meeting of shareholders expressly called for that purpose by a vote of shareholders representing not less than two-thirds of the voting power of the Company’s outstanding shares entitled to vote at an election of directors.

The foregoing description is qualified in its entirety by reference to the complete text of the Amended and Restated By-Laws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Second Amended and Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zero Gravity Solutions, Inc.

Date: October 5, 2015	By:	/s/ Glenn Stinebaugh
Glenn Stinebaugh
Chief Executive Officer